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                                                                   EXHIBIT 10.01

                                 CONSULTING AND
                           NON-COMPETITION AGREEMENT

         THIS CONSULTING AND NON-COMPETITION AGREEMENT ("Agreement") is made and entered into as of the 16th day of July, 2001 (the "Effective Date"), by and between Wabash National Corporation, a Delaware corporation having its principal place of business located at 1000 Sagamore Parkway South, Lafayette, Indiana 47905 (the "Company"), and Donald J. Ehrlich, an individual residing at 6829 Ripple Creek Drive, Lafayette, Indiana 47905 ("Consultant").

                                   WITNESSETH:

         WHEREAS, Consultant has been an employee, an officer and a member of the Board of Directors of the Company and/or certain of its subsidiaries for a number of years;

         WHEREAS, Consultant is resigning from his positions as an employee, officer and/or director of the Company and each of its subsidiaries, other than his membership on the Board of Directors of the Company, as of the Effective Date; and

         WHEREAS, upon the terms and conditions set forth below, the Company desires to retain the services of Consultant, and Consultant desires to serve as a consultant to the Company;

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant hereby agree as follows:

                                    AGREEMENT

         SECTION 1. ENGAGEMENT. On the terms and conditions hereinafter set forth, during the Consulting Term (as defined below), the Company hereby engages Consultant to provide, and Consultant hereby agrees to provide, to the Company or any entity controlling, controlled by or under common control with the Company (each, an "Affiliate") the Services as described in Section 2 below.

         SECTION 2. CONSULTING SERVICES.

         (a) During the period commencing on the date hereof (the "Effective Date") and continuing for a period of three (3) years thereafter, unless earlier terminated pursuant to Section 6 hereof (the "Consulting Term"), Consultant will, at the request of the officers of the Company from time to time, provide consulting services to the Company or any Affiliate of the Company with respect to all aspects of their respective business affairs, including without limitation, with respect to sales activities and customer and dealer relationships of the Company or any of its Affiliates (collectively, the "Services").

         (b) Consultant shall provide the Services at such times and at such locations as may be reasonably requested by the Company; provided, however, that if a location for provision of the Services is not specified by the Company, Consultant shall provide the Services from a location of his own selection that is separate and distinct from any office or facility of the Company or

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any of its Affiliates. Consultant will keep the Company informed with respect to the Services through monthly reports, telephone calls, meetings or other forms of communication as Consultant and the Company mutually agree.

         (c) Consultant shall not engage in any activity which would interfere with the timely and faithful performance of the Services. Nothing in this
Section 2(c), however, shall be construed to prevent Consultant from engaging in additional activities in connection with personal investments, business investments and community affairs that are not inconsistent with and do not interfere with the performance by Consultant of the Services.

         (d) Consultant shall devote such time and diligent effort to the Services as may be required to fully discharge Consultant's responsibilities and shall perform the Services in a competent and professional manner, consistent with generally accepted standards of decorum and conduct and sound business practices.

         (e) Consultant shall at all times throughout the Consulting Term maintain Consultant's own separate and distinct place of business, which may be Consultant's residence, and shall not use any of the offices and facilities of the Company or any of its Affiliates on a regular basis in performance of the Services. Consultant shall not be entitled to use the secretarial services, word processing services or any other services provided by the Company's staff or the staff of any of the Company's Affiliates. Consultant shall purchase Consultant's own equipment to be used in the provision of the Services, including without limitation, computer equipment, word processing equipment, copiers, pagers, fax machines, calculators and office supplies, and shall be responsible for securing at his own cost any secretarial or administrative assistance he shall require in performance of the Services.

         (f) Consultant shall retain and exercise full control over the order, sequence, details, manner and means by which Consultant provides the Services. Neither the Company nor any of its Affiliates shall have the right to control or direct the order, sequence, details, manner or means by which Consultant provides the Services except as provided in this Agreement.

         SECTION 3. PAYMENT.

         (a) Monthly Compensation. Subject to the terms and conditions of this Agreement, the Company will pay to Consultant a fixed monthly consulting fee during the Consulting Term as follows: (i) during the first (1st) full year of the Consulting Term, the Company shall pay to Consultant the amount of Fifty Thousand Dollars ($50,000.00) per month, payable on the fifteenth (15th) day of each month, or the next business day thereafter if such is not a business day;
(ii) during the second (2nd) full year of the Consulting Term, the Company shall pay to Consultant the amount of Forty One Thousand Six Hundred Sixty Six and 67/100 Dollars ($41,666.67) per month, payable on the fifteenth (15th) day of each month, or the next business day thereafter if such is not a business day; and (iii) during the third (3rd) full year of the Consulting Term, the Company shall pay to Consultant the amount of Thirty Three Thousand Three Hundred Thirty Three and 33/100 Dollars ($33,333.33) per month, payable on the fifteenth (15th) day of each month, or the next business day thereafter if such is not a business day.


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         (b) Automobile. As soon as practicable following the Effective Date, the Company shall transfer to Consultant good and marketable title to the automobile owned by the Company and used by Consultant prior to the date of this Agreement. Such automobile shall be transferred by the Company to Consultant "as is", with all defects, and the Company makes no representations and/or warranties as to the condition of such automobile. Consultant shall pay all transfer, sales and use taxes in connection with the transfer contemplated by this Section 3(b).

         (c) COBRA Expenses. The Company shall reimburse Consultant for the amount of any expenses paid by Consultant pursuant to Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and attributable to continuance of coverage under the Company's health and hospitalization plan for the period commencing on the Effective Date and ending on November 31, 2002.

         (d) Expenses. Consultant shall be solely responsible for all costs and expenses incurred by him in connection with the provision of the Services; provided, however, that the Company will reimburse Consultant for reasonable and necessary business expenses of Consultant during the Consulting Term for travel (at the request of the Company) and related items incurred in connection with the performance of Consultant's duties hereunder, and which are consistent with such guidelines as the Company may from time to time establish and as shall be applicable to employees of the Company.

         (e) Benefits. Consultant will not be entitled to any remuneration for the Services except as specifically set forth in Sections 3(a), 3(b) and 3(c). Consultant will not be entitled to receive any insurance of any kind from or through the Company, or any of its Affiliates and will not be entitled to participate in any pension, retirement, deferred compensation or other benefit plans, or any other employee benefits generally provided by the Company or any of its Affiliates to their respective employees. The foregoing shall not constitute a release by Consultant of the rights, if any, he may have to participate in any employee benefit plans of the Company or its Affiliates as a former employee of the Company or any of its Affiliates.

         (f) Acknowledgment. The parties acknowledge that the compensation provided in this Section 3 was negotiated at arm's-length and represents the fair market value for the Services provided by Consultant hereunder.

         SECTION 4. INDEPENDENT CONTRACTOR RELATIONSHIP. The parties hereto mutually agree, intend and understand that, in performance of the Services under this Agreement, Consultant at all times will act and perform solely as an independent contractor providing the Services to the Company or any of its Affiliates, and not as an employee of the Company or any of its Affiliates. Notwithstanding any other provision of this Agreement, this Agreement shall not be deemed to represent or evidence the hiring of Consultant by any party as an employee, nor does it constitute a contract of employment. No acts or assistance given to Consultant by the Company or any of its Affiliates shall be construed to alter their independent contractor relationship, and nothing contained in this Agreement shall be construed to place the parties in a relationship of partners, joint venturers, principal and agent or franchisor and franchisee. Consultant will make no representations to third parties inconsistent with the relationship established by this Agreement. All amounts payable hereunder to Consultant shall be paid without any reduction by the Company for any taxes, including but not limited to foreign or


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federal, state or local income, employment, self-employment or withholding taxes, it being the intention of the parties that Consultant shall be solely responsible for the payment of all taxes, fines, penalties or assessments imposed on or related to Consultant's activities pursuant to this Agreement.

         SECTION 5. RESIGNATIONS; NO LIABILITY.

         (a) Consultant hereby resigns his positions as an employee, officer and/or director of the Company and each of its Affiliates, to the extent applicable, as of 12:01 a.m. on the Effective Date; provided, however, that Consultant is not resigning from his position as a member of the Board of Directors of the Company. No obligation on the part of the Company shall exist to maintain Consultant as a member of the Board of Directors of the Company. Consultant hereby agrees to promptly return to the Company any and all property of the Company or any of its Affiliates in his possession, custody or control.

         (b) Consultant hereby acknowledges and agrees that he has voluntarily resigned from, and terminated his employment with, and his status as an officer and/or director of, the Company and each of its Affiliates, except as provided above, and hereby further acknowledges and agrees that neither the Company nor any of its Affiliates shall have any obligations or liabilities of any kind or nature in connection with such resignation and termination.

         (c) Consultant hereby acknowledges that, as of the Effective Date, Consultant has been paid all monies due to him from the Company or any of its Affiliates on account of salary, wages, compensation, commissions, bonuses, vacation, benefits and all other entitlements in respect of Consultant's services to the Company or any of its Affiliates through and including the Effective Date, excluding any amount payable pursuant to the provisions of this Agreement.

         SECTION 6. TERMINATION.

         (a) Termination for Cause. The Company may terminate the engagement of Consultant pursuant to Section 1 only for Cause. Termination for "Cause" shall mean termination by the Company for any one or more of the following reasons:
(a) any violation of any of the provisions of Section 7 or Section 8 of this Agreement; or (b) any refusal by Consultant to perform his duties hereunder upon request of the Company.

         (b) Resignation by Consultant. Consultant may resign from Consultant's engagement pursuant to Section 1 at any time by providing at least ninety (90) days' written notice to the Company. The effective date of the resignation shall be stated in the notice.

         (c) Termination by Mutual Agreement; Death; Permanent Disability. The engagement of Consultant pursuant to Section 1 may be terminated at any time by mutual agreement of the parties. The engagement of Consultant pursuant to
Section 1 will automatically terminate if Consultant dies or becomes Permanently Disabled during the Consulting Term. Consultant shall be deemed to have become "Permanently Disabled" for purposes of this Section 6(c) if Consultant becomes unable to perform the Services for any period of at least six (6) consecutive months.


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         (d) Rights and Obligations Upon Termination. Upon any termination of the engagement of Consultant pursuant to Section 1 under the terms of this
Section 6, the obligations of Consultant to provide the Services, and the obligations of the Company to continue to pay Consultant pursuant to Section 3(a), shall terminate immediately upon any such event, and neither party will have any further rights against or owe any further obligations to the other party, except for (i) rights or obligations arising out of a breach of the terms hereof, (ii) rights to the compensation due and payable under Section 3 through the date of termination of the engagement of Consultant, and (iii) the rights and obligations of the parties under Section 7 and Section 8 of this Agreement.

         SECTION 7. NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY.

         (a) Non-Competition. For a period of three (3) years following the Effective Date (the "Restricted Period"), Consultant hereby covenants and agrees with the Company that Consultant shall not, directly or indirectly, for himself or on behalf of or in conjunction with any individual, company, partnership, limited liability company, corporation, joint venture, strategic alliance or business or other entity of whatever nature (each, a "Person"), engage in the business of, or own, manage, operate, join, control, lend money or other assistance to, or participate in or otherwise be connected with (as an individual, officer, director, manager, employee, partner, stockholder, trustee, proprietor, joint venturer, consultant, member, agent or otherwise), any Person that is, directly or indirectly, (i) involved in the business of designing, manufacturing, marketing and/or financing standard or customized truck trailers (or any related services), (ii) involved in any business which competes at any time during the Restricted Period with any of the respective businesses of the Company or any of its Affiliates, or (iii) involved in any other business in which the Company or any of its Affiliates is engaged as of the Effective Date or at any time during the Restricted Period. Because of the nature of the business of the Company and its Affiliates, the potential irreparable harm that will occur to the Company and its Affiliates as a result of competition by Consultant is not necessarily tied to the physical location or presence of the Company, any of its Affiliates, Consultant, or any competitor or customer of the Company or any of its Affiliates. Therefore, the non-competition restrictions set forth in this Section 7(a) shall apply to the broadest enforceable geographic area, as follows: any state, commonwealth or other jurisdiction within Canada or the United States of America (or any portion thereof). The obligations of Consultant pursuant to this Section 7(a) shall survive any termination of the engagement of Consultant pursuant to Section 6.

         (b) Non-Solicitation. During the Restricted Period, Consultant hereby covenants and agrees with the Company that Consultant shall not, directly or indirectly (as an individual, officer, director, member, manager, partner, shareholder, employee, trustee, proprietor, joint venturer, consultant, agent or in any other capacity whatsoever), (i) interfere with the contractual relationship of the Company or any of its Affiliates with any of the Customers (as defined below) of the Company or any of its Affiliates, (ii) attempt to provide (or solicit to provide) products or services to such Customers which are the same as or substantially similar to those products or services provided by the Company or any of its Affiliates pursuant to the existing contractual arrangements with such Customers, (iii) hire, employ or attempt to hire or employ any person who is or was an employee of the Company or any of its Affiliates at any time prior to or during the Restricted Period, or (iv) in any way (a) cause or assist or attempt to cause or assist any person who is an employee of the Company or any of its Affiliates at any time prior to or during


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the Restricted Period to leave the employ of the Company or any of its
Affiliates or (b) directly or indirectly seek to solicit, induce, bring about, influence, promote, facilitate, or encourage any person who is an employee of the Company or any of its Affiliates at any time prior to or during the Restricted Period to leave the employ of the Company or any such Affiliate to join a competitor or otherwise. "Customer" of the Company or any of its Affiliates shall mean any Person which, within the twelve (12) month period immediately preceding the date in question, used or purchased, or contracted to use or purchase, any products or services of the Company or any of its Affiliates. The obligations of Consultant pursuant to this Section 7(b) shall survive any termination of the engagement of Consultant pursuant to Section 6.

    (c) Confidentiality.

         (i) Obligations. Consultant recognizes and acknowledges that the services he has performed and will perform for the Company and/or any of its Affiliates are special, unique, and extraordinary in that, by reason of his previous status as an employee, officer and director of the Company and/or certain of its Affiliates and his continued provision of the Services, he has had and will continue to have access to confidential and proprietary information of a special and unique nature and value relating to the business of the Company and its Affiliates, the use or disclosure of which could cause the Company and its Affiliates immeasurable and substantial loss and damages for which no remedy at law would be adequate. Accordingly, Consultant shall hold all Confidential Information (as defined below) in strict confidence and solely for the benefit of the Company and its Affiliates and shall not use or disclose any Confidential Information to anyone except the Company or its Affiliates or their respective authorized representatives. Consultant shall use such Confidential Information only in the course of performance of the Services and for no other purpose. Consultant shall follow all policies and procedures of the Company to protect all Confidential Information and shall take any additional precautions necessary under the circumstances to preserve and protect the use or disclosure of any Confidential Information at all times. The obligations of Consultant set forth in this
                  Section 7(c)(i) shall survive any termination of the engagement of Consultant pursuant to Section 6 and shall survive indefinitely thereafter.

         (ii) Ownership of Confidential Information. All Confidential Information is and shall remain the exclusive property of the Company and its Affiliates, as applicable, whether or not prepared in whole or in part by Consultant and whether or not disclosed to or entrusted to the custody of Consultant. Upon the termination of the engagement of Consultant under this Agreement for any reason, or upon the request of the Company, at any time, Consultant shall promptly deliver to the Company all documents, tapes, disks, or other storage media and any other materials, and all copies thereof, in whatever form, in the possession of, or under the custody or control of, Consultant and pertaining to the business of the Company or any of its Affiliates, including, but not limited to, any containing


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                  Confidential Information, and all other property of the
                  Company or any of its Affiliates in Consultant's possession or under Consultant's custody or control (the "Company Documents"). Consultant shall use the Company Documents and information contained therein only in the course of performing the Services and for no other purpose. Consultant shall not use or disclose any Company Documents or copies of Company Documents to anyone except to authorized representatives of the Company or its Affiliates. The obligations of Consultant set forth in this Section 7(c)(ii) shall survive any termination of the engagement of Consultant pursuant to
                  Section 6 and shall survive indefinitely thereafter.

         (iii) Definition. "Confidential Information" shall mean information about the Company or any of its Affiliates disclosed to or known by Consultant as a consequence of Consultant's performance of the Services or Consultant's relationship with the Company as an employee, officer, director or shareholder, or former employee, officer, director or shareholder, or otherwise, that in any way relates to the business of the Company or any of its Affiliates and regardless of the format in which it is presented or embodied (written, graphic, electromagnetic or otherwise). Confidential Information includes, but is not limited to, the following types of information (whether or not designated as confidential):

              (a) Information regarding the Company's or any of its Affiliate's customers, and their representatives, potential customers or leads; the identity of any contracts (contents and parties) to which the Company or any of its Affiliates is or was a party or is or was bound; data provided by the Company or any of its Affiliates; and the type, quantity and specifications of products and services being sold to, purchased, leased, licensed or received by the Company or any of its Affiliates;

              (b) Information received by the Company or any of its Affiliates from third parties (such as vendors or dealers) under an obligation of confidentiality, restricted disclosure or restricted use, including, but not limited to, information pertaining to such third parties' customers or clients which have been provided to the Company or any of its Affiliates;

              (c) Internal personnel and financial information of the Company or any of its Affiliates (including the revenue, costs or profits associated with any of their respective products or services); vendor and supplier names, payroll information, purchasing and internal cost information, internal service and operational manuals and other information of the Company or any of its Affiliates; and the manner and methods of conducting the businesses of the Company or any of its Affiliates;

              (d) Information with respect to the products, facilities, methods, systems, trade secrets and Intellectual Property of the Company or any of its


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                  Affiliates including, but not limited to, design, development or construction information;

              (e) Work product and other information related to work or projects performed or about to be performed for the Company or any of its Affiliates or for any of their respective customers;

              (f) Marketing and developmental plans, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques, methods of obtaining business, forecasts, forecast assumptions and volumes, future plans and potential strategies of the Company or any of its Affiliates;

              (g) Any other information relating to the Company or any of its
                  Affiliates which may have been obtained by Consultant prior to or after the date of this Agreement; and

              (h) Hardware, software, computer programs and other technology used by the Company or any of its Affiliates.

                  "Confidential Information" does not include information which
                  (i) was publicly available at the time of disclosure to Consultant or (ii) became known to the public after disclosure to Consultant through no fault of Consultant; provided, however, that information or documents which are generally available or accessible to the public shall be deemed Confidential Information of the Company or any of its Affiliates if the information was retrieved, gathered, assembled or maintained by Consultant, the Company or any of its Affiliates in a manner not available to the public. From time to time, the Company may, for its own benefit, choose to place certain Confidential Information or records of the Company or any of its Affiliates in the public domain. The fact that such Confidential Information may be made available to the public in a limited form and under limited circumstances does not change its characterization as Confidential Information hereunder, and does not release Consultant from the duties with respect to such Confidential Information as set forth in this Agreement

         (iv) Non-Disclosure of Terms. Consultant shall not at any time communicate or divulge any information regarding the circumstances surrounding this Agreement, or the terms and conditions or amounts payable under this Agreement, to any other Person; provided, however, that nothing in this Section 7(c)(iv) shall prevent Consultant from sharing with his legal, accounting and financial advisors on a confidential basis any legal or financial information regarding this Agreement. The obligations of Consultant set forth in this Section 7(c)(iv) shall survive any termination of the engagement of Consultant pursuant to Section 6 and shall survive indefinitely thereafter.


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         SECTION 8. NON-DISPARAGEMENT. Consultant agrees that he shall not, directly or indirectly, make any disparaging statement, or release any information, or encourage others to make any statement or release any information that is designed to embarrass or criticize the Company or any of its Affiliates, any of their respective employees, officers, directors, representatives or agents, or any of their respective policies or practices, to any Person, including any of the Company's or its Affiliate's actual or prospective customers, competitors, employees, former employees, or the press or other media in the United States of America or in any other country; provided, however, that it will not be a violation of this Section 8 for Consultant to make truthful statements when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with the jurisdiction to order Consultant to divulge, disclose or make accessible such information. The obligations of Consultant pursuant to this
Section 8 shall survive any termination of the engagement of Consultant pursuant to Section 6 and shall survive indefinitely thereafter.

         SECTION 9. REASONABLENESS OF TERMS. Consultant agrees that the restrictions contained in Section 7 and in Section 8 are reasonable and necessary to protect the goodwill, trade secrets, proprietary interests and other legitimate business interests of the Company and its Affiliates. Each of the covenants set forth in Section 7 and Section 8 is severable and separate and, in the event that any court of competent jurisdiction later determines that any of the restrictions in Section 7 or Section 8 are not reasonable and/or are too broad to be enforceable at law or in equity, the Company and Consultant agree that such court is authorized to restrict the scope of Section 7 or
Section 8, or any portion thereof, to a reasonable restriction, so long as such restriction is no broader than that contained in the applicable covenant.

         SECTION 10. INJUNCTIVE RELIEF. Consultant understands and agrees that any breach of Sections 7 or 8 of this Agreement will cause material and irreparable injury to the goodwill and proprietary interests of the Company and its Affiliates for which there is no adequate remedy at law, and that injury and damages resulting from any such breach will be immeasurable. Accordingly, in addition to any other legal or equitable remedies that may be available to the Company or its Affiliates, Consultant agrees that, upon any breach or threatened breach of any portion of Sections 7 or 8 of this Agreement, the Company and/or its Affiliates will be entitled to seek and obtain immediate injunctive relief without notice or the posting of any bond, in the form of a temporary restraining order, preliminary injunction or permanent injunction against Consultant in order to enforce Sections 7 or 8 of this Agreement. The Company and its Affiliates shall not be required to demonstrate any actual injury or damage to obtain such injunctive relief from any court. In addition to any injunctive relief to which it shall be entitled, the Company shall be entitled to recover from Consultant all costs, expenses and reasonable attorneys' fees incurred by the Company or any of its Affiliates in seeking enforcement of this Agreement and/or damages for Consultant's breach of this Agreement. The Company and its Affiliates shall also be entitled to pursue any other legal or equitable remedies that may be available to the Company.

         SECTION 11. ASSIGNMENT OF INTELLECTUAL PROPERTY. Consultant shall assign to the Company as soon as practicable following the date hereof all of Consultant's right, title and interest in and to any and all Intellectual Property (as defined below), including any copyright therein and any copyright renewal thereof, for the United States of America and throughout the


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world. Consultant agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including, among others, the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company to file, obtain and enforce any patents, copyrights or other proprietary rights in the Intellectual Property. Consultant agrees that Consultant's obligation to execute, or cause to be executed, when it is in Consultant's power to do so, any such instrument or document, will continue indefinitely after termination of Consultant's engagement pursuant to this Agreement. Consultant agrees to make and maintain adequate and current written records of all Intellectual Property, in the form of notes, sketches, drawings or reports relating thereto, which records shall be and remain the property of and available to the Company at all times. "Intellectual Property" shall mean all legally-recognized rights, whether statutory or at common law, to the designs, writings, computer software or firm source code, object code, data base structures, inventions, formulas, discoveries, developments, methods, know-how and processes (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, developed or discovered, by Consultant (whether alone or with others) at any time prior to or during Consultant's employment with the Company or any of its Affiliates or at any time during the Restricted Period and that relate, directly or indirectly, to the past, present or future business activities, research, product design or development, personnel and business opportunities, of the Company or any of its Affiliates, or result from tasks assigned to Consultant by the Company or any of its Affiliates or done by Consultant for, or on behalf of, the Company or any of its Affiliates. Intellectual Property includes, but is not limited to, works of authorship, developments, inventions, innovations, designs, discoveries, improvements, trade secrets, applications, techniques, know-how and ideas, whether or not patentable or copyrightable, patents, patent applications, copyrights and applications or registrations therefor, trademarks and applications or registrations therefor, conceived, created, made, developed or first reduced to practice by Consultant (solely or in cooperation with others) in connection with his or her previous employment with the Company or any of its Affiliates or in connection with the performance of the Services or which derive from information or materials Consultant has received from the Company or any of its Affiliates. Consultant agrees that any Intellectual Property which constitutes a work of authorship that is copyrightable shall constitute a "work for hire" as defined in the 17 U.S.C. ss.101 et seq., and shall be the property of the Company.

         SECTION 12. TAXES AND COMPLIANCE WITH LAWS. Consultant shall be solely responsible for compliance with all state, local and federal laws, orders, codes and ordinances applicable to the performance of Consultant's obligations under this Agreement or the compensation paid to Consultant pursuant to this Agreement. Consultant shall indemnify, defend and hold harmless the Company and each of its Affiliates, and each of their respective officers, directors, representatives, agents and employees, from and against any and all liabilities which the Company or any of its Affiliates may incur as a result of any failure by Consultant to pay any local, state or federal income, employment, self-employment or withholding tax, including without limitation any failure to timely pay any estimated tax.

         SECTION 13. NONASSIGNABILITY, BINDING AGREEMENT.

         (a) By Consultant. Consultant shall not assign or delegate this Agreement or any right or interest under this Agreement without the Company's prior written consent; provided, however,


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

that in the event Consultant dies prior to his receipt of all payments due to him pursuant to this Agreement, Consultant hereby designates (and the Company hereby consents) that Consultant's estate shall receive the remaining payments due to him hereunder.

         (b) By the Company. The Company may assign, delegate, or transfer this Agreement and all of the Company's rights and obligations under this Agreement to any of its Affiliates or to any business entity that by merger, consolidation or otherwise acquires all or substantially all of the assets of the Company or to which the Company transfers all or substantially all of its assets. Upon assignment, delegation, or transfer to any business entity, such entity shall be deemed to be substituted for the Company for all purposes of this Agreement.

         (c) Binding Effect. Subject to Sections 13(a) and (b), this Agreement shall be binding upon and inure to the benefit of the parties, any successors to or assigns of the Company, Consultant's heirs and the personal representatives or executor of his estate.

         SECTION 14. SEVERABILITY. If a court of competent jurisdiction makes a final determination that any term or provision of this Agreement is invalid or unenforceable, the remaining terms and provisions shall be unimpaired and the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that most closely approximates the intention of the parties with respect to the invalid or unenforceable term or provision, as evidenced by the remaining valid and enforceable terms and conditions of this Agreement.

         SECTION 15. AMENDMENT. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties to this Agreement.

         SECTION 16. WAIVER. The waiver by either party of compliance by the other party with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement (whether or not similar), or a continuing waiver or a waiver of any subsequent breach by a party of a provision of this Agreement. Performance by either of the parties of any act not required of it under the terms and conditions of this Agreement shall not constitute a waiver of the limitations on its obligations under this Agreement, and no performance shall estop that party from asserting those limitations as to any further or future performance of its obligations.

         SECTION 17. GOVERNING LAW; CHOICE OF FORUM; CONSENT TO JURISDICTION. Notwithstanding the conflict of laws principles of any state or other jurisdiction to the contrary, the laws of the State of Indiana shall govern the validity, performance, enforcement, interpretation and any other aspect of this Agreement. Any proceeding to enforce, interpret, challenge the validity of or recover for the breach of any provision of this Agreement shall be filed exclusively in the courts of the State of Indiana or the United States District Court for the [NORTHERN] District of Indiana, and the parties hereto expressly waive any and all objections to personal jurisdiction, service of process or venue in connection therewith.

         SECTION 18. NOTICES. All notices required or desired to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered (i) in person and receipted for by the party to whom the notice is directed; (ii) mailed by certified or registered United States mail, postage prepaid, not later than the day upon which the notice is required to be given pursuant to this Agreement; (iii) by facsimile with receipt of confirmation, at the facsimile numbers listed below; or (iv) delivered by expedited courier, shipping prepaid or mailed to sender, on the next business day, after the date on which it is so sent, and addressed as follows:

         If to the Company, to:    Wabash National Corporation

                                   1000 Sagamore Parkway South
                                   Lafayette, Indiana 47905
                                   Attention: Richard E. Dessimoz,
                                        Acting Chief Executive Officer
                                   Facsimile: (765)771-5308

         With a copy to:           Ice Miller
                                   One American Square
                                   Box 82001
                                   Indianapolis, IN  46282
                                   Attention: John R. Thornburgh, Esq.
                                   Facsimile: (317) 236-2219

         If to Consultant, to such address for him as is last shown on the payroll records of the Company.

         With a copy to:
                                   --------------------------

                                   --------------------------

                                   --------------------------
                                   Attention:
                                              ---------------
                                   Facsimile:
                                              ---------------

         Either party may, by giving notice to the other party, change the address to which notice shall then be sent.

         SECTION 19. EXPENSES. Each of the parties to this Agreement shall bear all of his or its own expenses, including attorneys' fees and other out-of-pocket expenses, in connection with the negotiation, preparation and enforcement of this Agreement; provided, however, that, in the event a proceeding is brought by either of the parties to this Agreement to enforce any of the terms or provisions of this Agreement, the prevailing party shall be entitled to reimbursement of all expenses in connection therewith, including reasonable attorneys' fees and other out-of-pocket expenses.

         SECTION 20. PRIOR AGREEMENTS. This Agreement is the complete and total integration of the understanding of the parties with respect to the subject matter contained herein, and this Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements, writings, including handbooks, and discussions with respect to the subject matter of this Agreement, and all prior negotiations, commitments, agreements, writings, including handbooks, and discussions will have no force or effect.

         SECTION 21. HEADINGS. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction of this Agreement.

         SECTION 22. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. Only one counterpart signed by the party against which enforceability is sought needs to be produced to evidence the existence of this Agreement.

         SECTION 23. JOINT DRAFTING. This Agreement shall be deemed to have been drafted jointly by the parties, and, in the event of any ambiguity in this Agreement, the terms and provisions of this Agreement shall not be construed against either party as a result of the drafting of this Agreement.

         SECTION 24. REMEDIES. All remedies specified in this Agreement shall be cumulative and not exclusive of any other rights or remedies, and either party may pursue all rights and remedies available at law or in equity for a breach of this Agreement.


                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.


                                        "COMPANY"

                                        WABASH NATIONAL CORPORATION



                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        "CONSULTANT"



                                        ----------------------------------------
                                        Donald J. Ehrlich